Exhibit E-3


                      Certificate of Ownership and Merger

                                    Merging

                         e.spire Communications, Inc.

                                     into

                    American Communications Services, Inc.

                          ___________________________

                    Pursuant to Section 253 of the General
                   Corporation Law of the State of Delaware
                         ____________________________

          American Communications Services, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware:

          DOES HEREBY CERTIFY:

          FIRST: That the Corporation owns all of the outstanding shares of common stock, par value $.01 per share, of e.spire Communications, Inc., a Delaware corporation ("Sub"), and Sub has no class of stock outstanding other than said common stock.

          SECOND: That the Corporation, by resolutions of its Board of Directors, duly adopted by unanimous written consent of its members acting without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"), dated April 9, 1998, has determined to merge Sub with and into the Corporation pursuant to Section 253 of the DGCL, with the Corporation as the surviving corporation (the "Merger"). The resolutions authorizing the Merger are as follows:

          "WHEREAS, the Corporation now owns 100 shares of common stock, par value $.01 per share, of Sub, which shares constitute all of the issued and outstanding capital stock of Sub; and

          WHEREAS, it is deemed advisable that Sub merge with and into the Corporation (the "Merger");

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation hereby authorizes the Merger, with the Corporation to be the surviving corporation (the "Surviving Corporation") in such Merger; and further

          RESOLVED, that the Merger shall become effective (the "Effective Time") upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with the provisions of Sections 103 and 253 of the General Corporation Law of the State of Delaware; and further

          RESOLVED, that the terms of the Merger are as follows:

          (a) Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of common stock, par value $.01 per share, of Sub outstanding immediately prior to the Effective Time shall be canceled.

          (b) Name of Surviving Corporation. At the Effective Time and without any further action on the part of the Corporation or Sub, the name of the Surviving Corporation shall be changed to e.spire Communications, Inc.

          (c) Certificate of Incorporation and By-Laws of the Surviving Corporation. At the Effective Time and without any further action on the part of the Corporation or Sub, the Certificate of Incorporation and By-Laws of the Corporation shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation, except that all references therein to "American Communications Services, Inc." shall hereinafter be deemed to refer to e.spire Communications, Inc.

          (d) Directors and Officers of the Surviving Corporation. The directors and officers of the Corporation immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

          ; and further

          RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to make and execute a Certificate of Ownership and Merger setting forth the resolutions authorizing the Corporation to merge Sub with and into the Corporation and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy recorded in the office of the Recorder of Deeds in the county of Delaware in which the registered office of the Corporation and Sub are located and to do all acts and things, whether within or without the State of Delaware, which may be in any way whatsoever necessary or proper to effect the Merger."

          FOURTH: That the Merger shall become effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware in accordance with the provisions of Sections 103 and 253 of the DGCL.

          IN WITNESS WHEREOF, AMERICAN COMMUNICATIONS SERVICES, INC. has caused this Certificate of Ownership and Merger to be signed by Riley M. Murphy, its Executive Vice President/Secretary, this ____ day of April, 1998.

                                      AMERICAN COMMUNICATIONS
                                        SERVICES, INC.


                                      By:________________________________
                                         Name:  Riley M. Murphy
                                         Title: Executive Vice President/
                                                  Secretary